INFORMATION FOR RELEASE

MuniMae CFO to Resign
Internal Successor Identified

BALTIMORE (December 15, 2005) – The Board of Directors of MuniMae (the “Company”) (NYSE: MMA), a leading publicly traded real estate finance and investment management company, yesterday accepted the resignation of Williams S. Harrison, Executive Vice President and Chief Financial Officer, effective December 31, 2005. Melanie M. Lundquist, the Company’s Senior Vice President and Chief Accounting Officer, will succeed Mr. Harrison as CFO.

Mr. Harrison, who joined the Company in 2001, is leaving to pursue other opportunities. He commented, “While I have thoroughly enjoyed my involvement with MuniMae and am proud to have played a role in the Company’s steady growth and strategic diversification over the past four years, I feel it is time for me to turn my attention to new endeavors. Having worked closely with Melanie Lundquist since she joined the Company in April, I expect a seamless transition of our finance, accounting and other corporate functions.”

Michael Falcone, the Company’s Chief Executive Officer and President, added, “Bill has been an important leader of this business through some major transitions. With the goals we brought him on to achieve largely complete, the Board and I respect his desire for new challenges. We certainly wish him well. This change does not reflect any disagreement over the Company’s financial reporting or accounting policies. As Bill has said, we are in good hands going forward with Melanie Lundquist, who joined us from The Rouse Company, where she most recently served as Senior Vice President and Corporate Controller. ”

About the Company

MuniMae provides debt and equity financing to owners of real estate investments and offers investment advisory services to institutional investors. Assets under management as of today are approximately $16 billion secured by 3,000 properties, containing 320,000 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

MuniMae is organized as a limited liability company, which allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income derived from certain investments remains tax-exempt when passed through to shareholders. Distributions to shareholders are normally declared quarterly and paid in February, May, August and November.

Note: This press release may contain some forward looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Factors that may cause our plans, expectations, future financial condition and results to change include, but are not limited to: (a) changes in or failure to comply with applicable tax laws; (b) the availability of capital to fund operations; (c) the performance of multifamily housing developments and other investments; (d) the ability to acquire new investments; (e) changes in accounting principles generally accepted in the United States; (f) changes in demographic, general economic and business conditions, both nationally and in the regions in which we operate; and (g) other risk factors described by the Company in its current and periodic filings with the Securities and Exchange Commission pursuant to the Exchange Act.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.

www.MuniMae.com

CONTACT: Municipal Mortgage & Equity, LLC

Investor Relations:

Angela Richardson, 888-788-3863

SOURCE: Municipal Mortgage & Equity, LLC